                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                PRICING SUPPLEMENT NO. 1498 DATED January 18, 1996
                  TO PROSPECTUS SUPPLEMENTAL DATED APRIL 13, 1995
                    AND BASE PROSPECTUS DATED OCTOBER 22, 1993


 Principal Amount:            $20,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:            1/23/96


 Maturity Date:                  1/15/99


 Interest Rate:                 5.400% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            .25%


 Form of Note
 (Book-Entry or Certificated):  Book-Entry

 Other Terms:                   Lehman Brothers acting as agent for the Company





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $800,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $537,357,000 Series C have been issued.